Tompkins Financial 8-K

Exhibit 99.1

For more information contact: Stephen S. Romaine, President & CEO Francis M. Fetsko, CFO Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, April 25, 2012

Tompkins Financial Corporation Reports First Quarter Earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported net income of $7.8 million for the first quarter of 2012, a decrease of 11.0% from the $8.8 million reported for the same period in 2011.  Diluted earnings per share were $0.70 for the first quarter of 2012, a 12.5% decrease from $0.80 reported for the first quarter of 2011.

Stephen S. Romaine, President and CEO stated, “Quarterly earnings results were negatively impacted by the continued weak economic climate.  Loan demand has remained slow and the low rate environment continues to put pressure on net interest margin.  We are encouraged that despite pressure on net interest margin, net interest income remained relatively stable over the last twelve months and we continue to see improving trends in credit quality.”

Selected highlights for the first quarter:

▪	Return on average equity was 10.35% for the first quarter of 2012.

▪	Total loans were $2.0 billion at March 31, 2012, relatively unchanged from December 31, 2011, and up $63.2 million or 3.3% from March 31, 2011.

▪	Total deposits were $2.9 billion at March 31, 2012, up 7.5% from December 31, 2011, and up 9.5% from March 31, 2011.

▪
The net interest margin for the first quarter of 2012 was 3.51%, compared to 3.62% for the fourth quarter of 2011, and 3.78% for the first quarter of 2011.  Despite the decline in net interest margin over the past 12 months, net interest income of $27.4 million for the first quarter of 2012 remains generally in line with the same period in 2011. Growth in interest earning assets, primarily in the securities portfolio, and funded primarily with core deposits, has helped mitigate the earnings impact from the decline in margin.

▪
Noninterest income was down 6.7% for the quarter, when compared to the same period in 2011.  Card services income and insurance commissions and fees were up from the prior year.  Investment services income and deposits services fees were down from the same period last year.  A majority of the decline in investment services revenue was the result of a planned decrease in the number of external broker dealer relationships, which was implemented in the third quarter of 2011.  Other negative variances compared to the first quarter of 2011 included: a $118,000 decline in net mark-to-market gains on securities and liabilities held at fair value; a $93,000 decline in net realized gains on securities transactions; and a $565,000 decline in other income primarily from lower gains on the sale of residential mortgage loans and reduced income from the Company's investment in a small business investment company.

▪
Noninterest expense for the first quarter of 2012 was $26.4 million, up 4.6% from the same period last year.  Salaries and wages were up in part due to normal salary increases and in part due to higher incentive accruals for business development activities.  Lower interest rates have contributed to the increase in the cost of pension and employee benefits.  The increase in other operating expense was impacted by approximately $94,000 in expenses related to the pending merger with VIST Financial, and $310,000 related to marketing and business development.  Increased expenses in the above categories were partially offset by a reduction in FDIC insurance costs.

▪	Provision for loan and lease losses was $1.1 million for the first quarter of 2012, down from $1.2 million in the fourth quarter of 2011, and $1.9 million in the first quarter of 2011.

▪
Nonperforming assets were $42.3 million at March 31, 2012, and have remained relatively flat over the last four quarters.  The ratio of nonperforming assets to total assets of 1.19% at March 31, 2012, has improved for six consecutive quarters and remains well below the most recent peer averages of 2.87% published as of December 31, 2011, by the Federal Reserve1.  The Company continues to receive regular payments on over of loan balances that we categorize as nonperforming.

▪
The Company’s allowance for loan and lease losses totaled $26.9 million at March 31, 2012, which represented 1.36% of total loans, compared to $27.6 million and 1.39% at December 31, 2011.  The allowance for loan and lease losses covered 66.65% of nonperforming loans as of March 31, 2012, unchanged from December 31, 2011.

▪
Capital ratios remain well above the regulatory well capitalized minimums.  Tier 1 capital as a percentage of average assets at March 31, 2012 was 8.46%; and the ratio of total capital to risk-weighted assets was 14.37%.

Mr. Romaine, added, “The first quarter of 2012 was very significant in preparing us for continued success into the future.  We announced the planned acquisition with VIST Financial Corporation and are excited by the opportunities as we expand our business into new markets.  We remain on track to close this transaction during the third quarter of this year, pending required approvals.  We also announced in March that we were successful in raising $38.2 million in equity capital, net of transaction costs, which closed on April 3, 2012.  With this new capital, we are well positioned to pursue responsible growth opportunities and manage risk in the continued volatile market environment.”

Tompkins Financial Corporation operates 46 banking offices in the New York State markets served by the Company's three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, and provides insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

1	Federal Reserve peer ratio as of December 31, 2012, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	03/31/2012	12/31/2011

Cash and noninterest bearing balances due from banks	$102,163	$47,297
Interest bearing balances due from banks	1,154	2,170
Money market funds	0	100
Cash and Cash Equivalents	103,317	49,567

Trading securities, at fair value	18,766	19,598
Available-for-sale securities, at fair value	1,240,598	1,143,546
Held-to-maturity securities, fair value of $26,849 at March 31, 2012, and $27,255
at December 31, 2011	26,321	26,673
Loans and leases, net of unearned income and deferred costs and fees	1,977,569	1,981,849
Less: Allowance for loan and lease losses	26,948	27,593
Net Loans and Leases	1,950,621	1,954,256

Federal Home Loan Bank stock and Federal Reserve Bank stock	16,460	19,070
Bank premises and equipment, net	45,200	44,712
Corporate owned life insurance	43,473	43,044
Goodwill	44,653	43,898
Other intangible assets, net	3,916	4,096
Accrued interest and other assets	53,369	51,788
Total Assets	$3,546,694	$3,400,248

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	1,524,978	1,356,870
Time	729,107	687,321
Noninterest bearing	605,351	616,373
Total Deposits	2,859,436	2,660,564

Federal funds purchased and securities sold under agreements to repurchase	169,456	169,090
Other borrowings, including certain amounts at fair value of $12,005 at March 31, 2012
and $12,093 at December 31, 2011	132,884	186,075
Trust preferred debentures	25,066	25,065
Other liabilities	53,885	60,311
Total Liabilities	$3,240,727	$3,101,105

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
11,233,280 at March 31, 2012; and 11,159,466 at December 31, 2011	1,123	1,116
Additional paid-in capital	209,472	206,395
Retained earnings	100,251	96,445
Accumulated other comprehensive loss	(3,837)	(3,677)
Treasury stock, at cost – 93,433 shares at March 31, 2012, and 95,105 shares
at December 31, 2011	(2,527)	(2,588)

Total Tompkins Financial Corporation Shareholders’ Equity	304,482	297,691
Noncontrolling interests	1,485	1,452
Total Equity	$305,967	$299,143
Total Liabilities and Equity	$3,546,694	$3,400,248

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
(In thousands, except per share data) (Unaudited)	03/31/2012	03/31/2011
INTEREST AND DIVIDEND INCOME
Loans	$25,303	$25,701
Due from banks	3	6
Federal funds sold	2	3
Trading securities	198	235
Available-for-sale securities	7,176	7,687
Held-to-maturity securities	225	365
Federal Home Loan Bank stock and Federal Reserve Bank stock	221	290
Total Interest and Dividend Income	33,128	34,287
INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	734	849
Other deposits	2,027	2,625
Federal funds purchased and securities sold under agreements to repurchase	1,092	1,291
Trust preferred debentures	405	405
Other borrowings	1,429	1,575
Total Interest Expense	5,687	6,745
Net Interest Income	27,441	27,542
Less: Provision for loan and lease losses	1,125	1,910
Net Interest Income After Provision for Loan and Lease Losses	26,316	25,632
NONINTEREST INCOME
Investment services income	3,397	3,841
Insurance commissions and fees	3,638	3,374
Service charges on deposit accounts	1,785	1,984
Card services income	1,569	1,245
Mark-to-market loss on trading securities	(82)	(50)
Mark-to-market gain on liabilities held at fair value	88	174
Other income	1,264	1,829
Net gain on securities transactions	2	95
Total Noninterest Income	11,661	12,492
NONINTEREST EXPENSES
Salaries and wages	11,300	10,825
Pension and other employee benefits	4,299	4,031
Net occupancy expense of premises	1,805	1,894
Furniture and fixture expense	1,100	1,038
FDIC insurance	528	1,050
Amortization of intangible assets	133	170
Other operating expense	7,206	6,208
Total Noninterest Expenses	26,371	25,216
Income Before Income Tax Expense	11,606	12,908
Income Tax Expense	3,762	4,102
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	7,844	8,806
Less: Net income attributable to noncontrolling interests	33	33
Net Income Attributable to Tompkins Financial Corporation	$7,811	$8,773
Basic Earnings Per Share	$0.70	$0.80
Diluted Earnings Per Share	$0.70	$0.80

Average Consolidated Statements of Condition and Net Interest Analysis

	Year to Date Period Ended			Year to Date Period Ended
	March 31, 2012			March 31, 2011
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$38,652	$3	0.03%	$16,151	$6	0.15%
Money market funds	73	-	0.00%	100	-	0.00%
Securities (1)
U.S. Government securities	1,061,800	6,577	2.49%	928,576	6,988	3.05%
Trading securities	19,352	198	4.12%	22,542	235	4.23%
State and municipal (2)	83,113	1,129	5.46%	112,328	1,447	5.22%
Other securities	12,051	139	4.64%	15,237	180	4.79%
Total securities	1,176,316	8,043	2.75%	1,078,683	8,850	3.33%
Federal Funds Sold	7,376	2	0.11%	8,767	3	0.14%
FHLBNY and FRB stock	16,722	221	5.32%	18,923	290	6.21%
Loans, net of unearned income (3)
Real estate	1,437,328	18,231	5.10%	1,368,589	18,429	5.46%
Commercial loans (2)	466,753	6,091	5.25%	456,691	6,022	5.35%
Consumer loans	62,551	1,034	6.65%	72,532	1,254	7.01%
Direct lease financing	5,762	83	5.79%	8,752	131	6.07%
Total loans, net of unearned income	1,972,394	25,439	5.19%	1,906,564	25,836	5.50%
Total interest-earning assets	3,211,533	33,708	4.22%	3,029,188	34,985	4.68%

Other assets	253,384			223,361

Total assets	3,464,917			3,252,549

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,458,332	1,004	0.28%	1,309,121	1,171	0.36%
Time deposits > $100,000	333,061	734	0.89%	309,746	849	1.11%
Time deposits < $100,000	382,098	1,023	1.08%	424,028	1,434	1.37%
Brokered time deposits < $100,000	-	-	0.00%	6,074	20	1.34%
Total interest-bearing deposits	2,173,491	2,761	0.51%	2,048,969	3,474	0.69%
Federal funds purchased & securities sold under
agreements to repurchase	169,903	1,092	2.59%	185,456	1,291	2.82%
Other borrowings	138,687	1,429	4.14%	171,659	1,575	3.72%
Trust preferred debentures	25,065	405	6.50%	25,061	405	6.55%
Total interest-bearing liabilities	2,507,146	5,687	0.91%	2,431,145	6,745	1.13%

Noninterest bearing deposits	596,416			507,660
Accrued expenses and other liabilities	57,809			36,461
Total liabilities	3,161,371			2,975,266

Tompkins Financial Corporation Shareholders’ equity	302,077			275,814
Noncontrolling interest	1,469			1,469
Total equity	303,546			277,283

Total liabilities and equity	$3,464,917			$3,252,549
Interest rate spread			3.31%			3.55%
Net interest income/margin on earning assets		28,021	3.51%		28,240	3.78%

Tax Equivalent Adjustment		(580)			(698)

Net interest income per consolidated financial statements		$27,441			$27,542

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2) Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.
(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended
	Mar-12	Dec-11	Sep-11	Jun-11	Mar-11	Dec-11

Period End Balance Sheet
Securities	$1,285,685	$1,189,817	$1,130,769	$1,138,563	$1,121,443	$1,189,817
Loans and leases, net of unearned income and deferred costs and fees	1,977,569	1,981,849	1,951,598	1,920,716	1,914,344	1,981,849
Allowance for loan and lease losses	26,948	27,593	27,878	28,361	28,035	27,593
Total assets	3,546,694	3,400,248	3,359,017	3,287,598	3,278,894	3,400,248

Total deposits	2,859,436	2,660,564	2,675,674	2,572,008	2,612,517	2,660,564
Federal funds purchased and securities sold under agreements to repurchase	169,456	169,090	171,943	178,545	182,009	169,090
Other borrowings	132,884	186,075	138,001	172,643	140,353	186,075
Trust preferred debentures	25,066	25,065	25,063	25,062	25,061	25,065
Shareholders' equity	305,967	299,143	309,335	300,060	282,237	299,143

Average Balance Sheet
Average earning assets	$3,211,533	$3,131,051	$3,050,346	$3,047,494	$3,029,188	$3,064,761
Average assets	3,464,917	3,368,135	3,286,159	3,271,895	3,252,549	3,294,982
Average interest-bearing liabilities	2,507,146	2,435,326	2,391,576	2,432,556	2,431,145	2,422,577
Average equity	303,546	307,539	303,861	288,341	277,283	294,620

Share data
Weighted average shares outstanding (basic)	11,103,192	11,074,330	11,049,831	10,974,615	10,905,197	11,002,106
Weighted average shares outstanding (diluted)	11,147,489	11,104,623	11,124,331	11,016,515	10,955,430	11,035,384
Period-end shares outstanding	11,197,370	11,123,556	11,122,886	11,051,894	10,952,410	11,123,556
Book value per share	27.32	26.89	27.81	27.15	25.77	26.89

Income Statement
Net interest income	$27,441	$27,999	$27,913	$27,952	$27,542	$111,406
Provision for loan/lease losses	1,125	1,160	4,870	1,005	1,910	8,945
Noninterest income	11,661	11,197	12,312	12,013	12,492	48,014
Noninterest expense	26,371	24,200	23,973	25,163	25,216	98,552
Income tax expense	3,762	4,417	3,490	4,364	4,102	16,373
Net income attributable to Tompkins Financial Corporation	7,811	9,387	7,859	9,400	8,773	35,419
Noncontrolling interests	33	32	33	33	33	131
Basic earnings per share	$0.70	$0.84	$0.71	$0.86	$0.80	$3.21
Diluted earnings per share	$0.70	$0.84	$0.71	$0.85	$0.80	$3.20

Asset Quality
Net charge-offs	1,770	1,445	5,353	679	1,707	9,184
Nonaccrual loans and leases	38,455	39,588	40,419	38,457	39,902	39,588
Loans and leases 90 days past due and accruing	1,552	1,380	379	2,512	1,266	1,380
Troubled debt restructurings not included above	423	428	441	0	2,411	428
Total nonperforming loans and leases	40,430	41,396	41,239	40,969	43,579	41,396
OREO	1,906	1,334	1,632	1,742	2,270	1,334
Nonperforming assets	42,336	42,730	42,871	42,711	45,849	42,730
Loan Classifications
Special Mention	62,649	52,156	66,697	80,470	70,765	52,156
Substandard	58,272	72,920	73,313	80,003	85,973	72,920
Doubtful	1,344	1,494	509	2,450	2,468	1,494

RATIO ANALYSIS	Quarter-Ended					Year-Ended
Credit Quality	Mar-12	Dec-11	Sep-11	Jun-11	Mar-11	Dec-11
Net loan and lease losses/ average loans
and leases *	0.36%	0.29%	1.10%	0.14%	0.36%	0.48%
Nonperforming loans and leases/loans and leases	2.04%	2.09%	2.11%	2.13%	2.28%	2.09%
Nonperforming assets/assets	1.19%	1.26%	1.28%	1.30%	1.40%	1.26%
Allowance/nonperforming loans and leases	66.65%	66.65%	67.60%	69.23%	64.33%	66.65%
Allowance/loans and leases	1.36%	1.39%	1.43%	1.48%	1.46%	1.39%

Capital Adequacy (period-end)
Tier I capital / average assets	8.46%	8.51%	8.55%	8.39%	8.22%	8.51%
Total capital / risk-weighted assets	14.37%	14.17%	14.11%	13.98%	13.66%	14.17%

Profitability
Return on average assets *	0.91%	1.11%	0.95%	1.15%	1.09%	1.07%
Return on average equity *	10.35%	12.07%	10.29%	13.08%	12.83%	12.02%
Net interest margin (TE) *	3.51%	3.62%	3.71%	3.77%	3.78%	3.72%
* Quarterly ratios have been annualized